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                                                             -- PRELIMINARY COPY

              [HEARTLAND WIRELESS COMMUNICATIONS, INC. LETTERHEAD]

                                            , 1996

Dear Stockholder:

     You are cordially invited to attend the special meeting of the stockholders (the "Special Meeting") of HEARTLAND WIRELESS COMMUNICATIONS, INC., a Delaware
corporation ("Heartland"), which will be held on             , 1996 at   :00
a.m., local time, at                               .

     At this important Special Meeting, you will be asked to approve and adopt the following five (5) separate, but related, agreements (collectively, the "Agreements") and the issuance of a maximum of 10,721,302 shares of common stock, par value $.001 per share of Heartland (the "Heartland Common Stock") in connection therewith or 45.95% of the total number of shares of Heartland Common Stock then outstanding (collectively, the "Transactions"):

1. MERGER WITH AMERICAN              The Amended and Restated Agreement and Plan of Merger,
   WIRELESS SYSTEMS, INC.            dated as of September 11, 1995 (the "AWS Merger
                                     Agreement"), by and among American Wireless Systems,
                                     Inc., a Delaware corporation ("AWS"), Heartland and
                                     Heartland Merger Sub, Inc., a Delaware corporation and
                                     wholly owned subsidiary of Heartland ("AWS Merger Sub").

                                     THE AWS MERGER IS MORE COMPLETELY DESCRIBED IN THE
                                     ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, AND A
                                     COPY OF THE AWS MERGER AGREEMENT IS ATTACHED AS APPENDIX
                                     C THERETO.

2. ACQUISITION OF VENTURE            The Amended and Restated Asset Purchase Agreement, dated
   INTEREST IN FORT WORTH            as of October 4, 1995 (the "FTW Agreement"), by and
   MARKET                            between Heartland and Fort Worth Wireless Cable T.V.
                                     Associates, a California general partnership ("FTW
                                     Partnership").

                                     THE FTW AGREEMENT AND THE TRANSACTIONS RELATED THERETO
                                     (COLLECTIVELY, THE "FTW TRANSACTION") ARE MORE
                                     COMPLETELY DESCRIBED IN THE ACCOMPANYING JOINT PROXY
                                     STATEMENT/PROSPECTUS AND COPIES OF THE FTW AGREEMENT AND
                                     FTW DISCLOSURE STATEMENT PREPARED BY FTW PARTNERSHIP ARE
                                     ATTACHED AS APPENDIX H AND APPENDIX L, RESPECTIVELY,
                                     THERETO.

3. ACQUISITION OF MEMBERSHIP         The Amended and Restated Asset Purchase Agreement, dated
   INTEREST IN MINNEAPOLIS MARKET    as of October 4, 1995 (the "Minneapolis Agreement"), by
                                     and between Heartland and Wireless Cable TV Associates
                                     #38, a California general partnership ("Minneapolis
                                     Partnership").

                                     THE MINNEAPOLIS AGREEMENT AND THE TRANSACTIONS RELATED
                                     THERETO (COLLECTIVELY, THE "MINNEAPOLIS TRANSACTION")
                                     ARE MORE COMPLETELY DESCRIBED IN THE ACCOMPANYING JOINT
                                     PROXY STATEMENT/PROSPECTUS, AND A COPY OF THE
                                     MINNEAPOLIS AGREEMENT IS ATTACHED AS APPENDIX N THERETO.

4. MERGER WITH                       The Amended and Restated Agreement and Plan of Merger,
   CABLEMAXX, INC.                   dated as of September 11, 1995 (the "CMAX Merger
                                     Agreement"), by and among Heartland, CableMaxx, Inc., a
                                     Delaware corporation ("CMAX"), and Heartland Merger Sub
                                     2, Inc., a Delaware corporation and wholly owned
                                     subsidiary of Heartland ("CMAX Merger Sub").

                                     THE CMAX MERGER IS MORE COMPLETELY DESCRIBED IN THE
                                     ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, AND A
                                     COPY OF THE CMAX MERGER AGREEMENT IS ATTACHED AS
                                     APPENDIX R THERETO.

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                                                             -- PRELIMINARY COPY

5. ASSET PURCHASE FROM THREE SIXTY   The Amended and Restated Asset Purchase Agreement, dated
   CORP. (SUCCESSOR IN INTEREST TO   as of October 19, 1995 (the "TSC Agreement"), by and
   TECHNIVISION)                     among Heartland, Three Sixty Corp., a New Jersey
                                     corporation ("TSC"), and Technivision, Inc., formerly a
                                     subsidiary of TSC that has been merged with and into TSC
                                     ("Technivision").

                                     THE TSC AGREEMENT AND THE TRANSACTIONS RELATED THERETO
                                     (COLLECTIVELY, THE "TSC TRANSACTION") ARE MORE
                                     COMPLETELY DESCRIBED IN THE ACCOMPANYING JOINT PROXY
                                     STATEMENT/PROSPECTUS, AND A COPY OF THE TSC AGREEMENT IS
                                     ATTACHED AS APPENDIX U THERETO.

     Although the stockholders of Heartland will be approving the issuance of up to 10,721,302 shares of Heartland Common Stock in connection with the Transactions, management of the Company anticipates that the actual number of shares to be issued will be less. Assuming, among other things, a closing average of $28 per share of the Heartland Common Stock, the approximate closing average of the Heartland Common Stock over the preceding ten and 20 day trading periods, Heartland would issue approximately 6,857,116 shares of Heartland Common Stock or 35.23% of the total number of shares of Heartland Common Stock then outstanding in connection with the Transactions. See "Information Concerning Heartland -- Calculation and Listing of Shares to be Issued in Connection With the Transactions."

     AT THE DIRECTORS' MEETING HELD TO CONSIDER THE TRANSACTIONS, THE PARTICIPATING DIRECTORS OF HEARTLAND CAREFULLY CONSIDERED AND APPROVED THE TERMS OF SUCH AGREEMENTS AND RELATED ISSUANCES OF SHARES OF HEARTLAND COMMON STOCK AS BEING IN THE BEST INTERESTS OF HEARTLAND AND ITS STOCKHOLDERS. THE HEARTLAND BOARD OF DIRECTORS RECOMMENDS THAT THE HEARTLAND STOCKHOLDERS VOTE FOR THE APPROVAL OF EACH AGREEMENT AND THE RELATED ISSUANCE OF SHARES OF HEARTLAND COMMON STOCK IN CONNECTION THEREWITH.

     Pursuant to applicable Delaware law, the stockholders of Heartland who object to the Agreements or related Transactions, or any of them, will not be afforded appraisal rights or the right to receive cash for their shares of Heartland Common Stock.

     The enclosed Joint Proxy Statement/Prospectus sets forth, or incorporates by reference, information, including financial data, relating to Heartland, AWS, FTW Partnership, Minneapolis Partnership, CMAX and TSC and describes the terms and conditions of each of the Transactions. The Board of Directors recognizes that this Joint Proxy Statement/Prospectus is a lengthy document. However, this document necessarily results from the complexity of the Transactions and the need to furnish you with all appropriate information. Accordingly, the Board of Directors of Heartland requests that you carefully review these materials before completing the enclosed Proxy Card. SIGNED BUT UNMARKED PROXY CARDS RETURNED BY A HEARTLAND STOCKHOLDER WILL BE DEEMED TO BE A VOTE FOR THE APPROVAL AND ADOPTION OF EACH OF THE TRANSACTIONS.

     Should you require assistance in completing your Proxy Card or if you have any questions about the voting procedure or the accompanying Joint Proxy Statement/Prospectus, please feel free to contact Heartland at 903 N. Bowser, Suite 140, Richardson, Texas 75081 (telephone (214) 479-9244).

                                            Very truly yours,

                                            By:   ______________________________

                                            Name: ______________________________

                                            Title:______________________________